Exhibit 23.19

CONSENT

To:    Ivanhoe Electric Inc. (the "Company")

Re:    Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company.

I, Brian Leslie Cole, am an author of the Canadian NI 43-101 Technical Report titled "Pinaya Gold Copper Project Technical Report" with an effective date of April 26, 2016 (the "Expert Report") originally prepared for Kaizen Discovery Inc. related to the Pinaya Gold-Copper Project (the "Project").

I understand that the Company wishes to make reference to my name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments or supplements and/or exhibits thereto (collectively, the "Form 10-K"). I further understand that the Company wishes to use extracts and/or information from, the Expert Report related to the Project in the Form 10-K. I further understand that the above items as included in the Form 10-K will be incorporated by reference in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the "Registration Statements"). I have been provided with a copy of the Form 10-K, and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, I do hereby consent to:
•the use of, and references to, my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);
•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and
•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me ("Undersigned's Information").
I also consent to the incorporation by reference in the Registration Statements of the above items as included in the Form 10-K.

I confirm that where my work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Date: March 14, 2023
	By:	/s/ Brian Leslie Cole
	Name:	Brian Leslie Cole P. Geo
	Title:	Consultant